EXHIBIT 10.42

Cedric Kushner Promotions, Inc.

1414 Avenue of the Americas
Suite 1402
New York, NY 10019
Tel: (212) 755-1944
Fax: (631) 755-1989

January 30, 2004

Mr. Salvatore Russo
SOS Resource Services, Inc.
403 E. Main St.
Port Jefferson, NY 11777


Dear Mr. Russo:

This letter will serve as an amendment to the Consulting Agreement dated January 6, 2004 by and between Cedric Kushner Promotions, Inc. (the "Company") and SOS Resource Services, Inc. (the "Consultant").

Reference here is made to Section 3.1, Consideration for Consulting Services, which reads in part, "the Consultant shall receive 2 million restricted shares of the company's common stock with piggy-back registration rights on the next Registration Statement to be filed by the Corporation." In accordance with our agreement, effective immediately, the number of shares to be issued to the Consultant shall be increased to three million (3,000,000).

All other aspects of this Consulting Agreement shall remain effective for the entire term of the Agreement.

If the foregoing change is satisfactory, please indicate your acceptance below and return this letter.

Very truly yours,

CEDRIC KUSHNER PROMOTIONS, INC.

/s/ Cedric Kushner
------------------
Cedric Kushner, President


Accepted and agreed to
This 30st day of January, 2004


SOS RESOURCE SERVICES, INC.

/s/ Salvatore Russo
-------------------
Salvatore Russo, President